Exhibit 23.1

                      [LETTERHEAD OF OVIST & HOWARD, INC.]


Nevada Holding Group, Inc.
4729 Lomas Santa Fe Street
Las Vegas, NV  89147


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Nevada Holding Group, Inc. pertaining to the 2000 Audited Financial Statements of Nevada Holding Group, Inc. of our report dated January 29, 2001 with respect to the financial statements of Nevada Holding Group, Inc. included in its Annual report (Form 10-SB/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ovist & Howard, CPA's

Henderson, Nevada
February 25, 2002